Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:

Dawn R. Landry
Vice President and General Counsel
+ 1-561-981-2106
legal@daleen.com

Daleen Announces Settlement Agreement

     BOCA RATON, Fla. – October 13, 2004 – Daleen Technologies, Inc. (OTCBB: DALN.OB) (“Daleen”), a global provider of licensed and outsourced billing and customer management, operational support systems (OSS) and revenue assurance solutions for traditional and next generation service providers, today announced that it has reached an agreement in principle with plaintiffs to settle a consolidated class action lawsuit brought on behalf of a purported class of stockholders of Daleen common stock against Daleen, its directors, Behrman Capital II, L.P. and certain affiliates, Daleen’s largest stockholder (“Behrman”), and Quadrangle Group LLC and certain affiliates (“Quadrangle”). The agreement in principle is subject to a number of conditions including the execution of a formal settlement agreement and approval by the Court of Chancery of the State of Delaware.

     In connection with the settlement, Daleen has agreed that, upon final court approval of the settlement and subject to consummation of Daleen’s merger and going private transaction, each record holder of Daleen common stock as of the effective time of the merger (other than the defendants and the holders of Daleen’s Series F Preferred Stock and their affiliates, including Behrman, who are excluded from the purported class) will be entitled to a cash settlement payment equivalent to $0.0366 per share of common stock. The proposed settlement further contemplates that counsel for the plaintiffs will apply to the court for an award of fees and expenses not in excess of $125,000 in the aggregate. This settlement amount and the fees and expenses are in addition to the cash consideration of $0.0384 per share of common stock to which such holders are entitled in the transactions. If the settlement is approved, all claims against Daleen, its directors, Behrman and Quadrangle will be dismissed with prejudice.

About Daleen

Daleen Technologies, Inc. is a global provider of high performance billing and customer care, OSS revenue assurance software, with a comprehensive outsourcing solution for traditional and next generation service providers. Daleen’s solutions utilize advanced technologies to enable providers to reach peak operational efficiency while driving maximum revenue from products and services. Core products include its RevChain® billing and customer management software, Asuriti™ event management and revenue assurance software, and BillingCentral® ASP outsourcing services. More information is available at www.daleen.com.

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Information with Respect to Forward-Looking Statements. Statements in this release may be considered “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These include statements regarding the intent, belief or current expectations of Daleen and the assumptions on which these statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include business concentration; Daleen’s ability to continue as a going concern; Daleen’s ability to successfully implement its aggregation strategy; Daleen’s inability to achieve profitability; customers’ and potential customers’ market position and lack of financial resources; the costs and success of Daleen’s international expansion; the ability of Daleen to develop and protect its intellectual property; Daleen’s relationship with third party software vendors and service providers; competition; Daleen’s ability to retain senior management and other key personnel; and the on-going securities class action against Daleen. These factors and others are described in Daleen’s most recent SEC filings including its most recently filed Form 10-K. Daleen undertakes no obligation to update the forward-looking statements in this news release.

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©Daleen Technologies, Inc. All rights reserved. Daleen, the Daleen logo, RevChain, Asuriti, and BillingCentral are trademarks, or service marks, of Daleen Technologies, Inc. and its subsidiaries in the United States and other countries. All other trademarks and registered trademarks are property of their respective owners.